EXHIBIT 10(a)

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (“First Amendment”) between UNITED RENTALS, INC. (the “Company”) and MICHAEL J. KNEELAND (“Employee”) is hereby entered into as of the later date of signing by either of the parties below.

RECITALS:

WHEREAS, the parties entered into an Employment Agreement, dated as of June 5, 2006;

WHEREAS, on March 7, 2007, the Company appointed Employee to the position of Executive Vice President, Chief Operating Officer;

WHEREAS, the parties desire to amend the Employment Agreement to update the references to Employee’s title contained therein;

AND WHEREAS, all other provisions of the Employment Agreement shall remain unchanged;

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties mutually agree that:

All references in the Employment Agreement to the title of “Executive Vice President, Operations” shall be deleted and replaced by the title of “Executive Vice President, Chief Operating Officer.”

The terms and conditions of all other sections of the Employment Agreement shall remain unchanged and in full force and effect. For the avoidance of doubt, nothing in this First Amendment shall modify Employee’s current position as interim Chief Executive Officer of the Company or his current base salary.

IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective as of the date identified below.

UNITED RENTALS, INC.

By:	/s/ Roger Schwed	/s/ Michael J. Kneeland
Name:	Roger Schwed	MICHAEL J. KNEELAND
Title:	General Counsel

Date:	August 1, 2007	Date: August 1, 2007